ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20080763410-01 Filing Date and Time 11/21/2008 4:38 PM Entity Number E0717722008-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	RESPECT YOUR UNIVERSE, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: SIERRA CORPORATE SERVICES - RENO Name [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 500,000,000 Par value per share: $ 0.001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Emmanuel Kofi Brown Name 14011 NE 82nd Street / Vancouver / WA / 98682 Street Address / City / State / Zip Code 2) Kristian James Don Andresen Name 1541 Maple Street / Vancouver, B.C., Canada / / V6J 3S2 Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Leo P. Bergin III X [signature] Name / Incorporator Signature 100 West Liberty Street, 10th Floor / Reno / NV / 89501 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] 11-20-08 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **RESPECT YOUR UNIVERSE, INC.**, did on November 21, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 24, 2008.

ROSS MILLER
Secretary of State

Certified By: Judy Catoire
Certificate Number: C20081124-0158

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

Respect Your Universe
NAME OF CORPORATION

FOR THE FILING PERIOD OF 11/2009 TO 11/2010

****YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov****

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

Aspen Asset Management
6623 Las Vegas Blvd South #255
Las Vegas Nevada 89119

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

110101

Filed in the office of	Document Number 20090789143-23
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/02/2009 7:03 AM
	Entity Number E0717722008-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

***IMPORTANT:* Read instructions before completing and returning this form.**

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the complete form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the *Annual List Fee Schedule For Profit Corporations*. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional** copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this entity is exempt from the business license fee. Exemption code:

☐ Month and year your State Business License expires: 20

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
005 - Motion Picture Company

NAME	TITLE(S)		
Kristian Andresen	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
6533 Octave Avenue	Las Vegas	NV	89139
NAME	**TITLE(S)**		
John Wood	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
6533 Octave Avenue	Las Vegas	NV	89139
NAME	**TITLE(S)**		
Kristian Andresen	TREASURER (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
6533 Octave Avenue	Las Vegas	NV	89139
NAME	**TITLE(S)**		
Emmanuel Kofi Brown	DIRECTOR		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
6533 Octave Avenue	Las Vegas	NV	89139

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X ______________________ Title President Date 10.27.09

Signature of Officer